Exhibit 10.1

CLARUS CORPORATION

AMENDED AND RESTATED 2015 STOCK INCENTIVE PLAN

1.PURPOSE.  The purpose of this Clarus Corporation Amended and Restated 2015 Stock Incentive Plan (the “Plan”) is to provide a means through which the Company and its Affiliates may attract able persons to enter and remain in the employ of the Company and its Affiliates and to provide a means whereby eligible persons can acquire and maintain Common Stock ownership, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and promoting an identity of interest between stockholders and these eligible persons.

So that the appropriate incentive can be provided, the Plan provides for granting Incentive Stock Options, NQSOs, SARs, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and Other Stock-Based Awards, or any combination of the foregoing.  Capitalized terms not defined in the text are defined in Section 24.

This Plan was adopted by the Company’s Board of Directors on April 16, 2025, subject to approval of the Company’s stockholders at the annual meeting of stockholders to be held on May 29, 2025, to amend and restate in its entirety the Clarus Corporation 2015 Stock Incentive Plan previously approved by the Company’s stockholders at the annual meeting of the stockholders held on December 11, 2015.

2.SHARES SUBJECT TO THE PLAN.

2.1Number of Shares.  Subject to Section 18, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be 7,500,000 Shares.  Of the total Shares reserved for issuance under the Plan, no more than 5,625,000 Shares may be issued under the Plan as Awards under Sections 6 and 7 of the Plan.  Shares (a) that have been reserved for issuance under Options which have expired or otherwise terminated without issuance of the underlying Shares, (b) that have been reserved for issuance or issued under an Award granted hereunder but are forfeited, cancelled or repurchased by the Company at the original issue price, (c) with respect to which an Award has been settled in cash, or (d) with respect to which an Award is surrendered pursuant to an Exchange Program, shall be available for issuance.  In the event of the exercise of SARs, whether or not granted in tandem with Options, only the number of shares of Common Stock actually issued in payment of such SARs shall be charged against the number of shares of Common Stock available for the grant of Awards hereunder, and any Common Stock subject to tandem Options, or portions thereof, which have been surrendered in connection with any such exercise of SARs shall not be charged against the number of shares of Common Stock available for the grant of Awards hereunder.  Notwithstanding anything to the contrary contained herein, Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such Shares are (a) tendered or withheld in payment of an Option, or (b) delivered or withheld by the Company to satisfy any Tax-Related Items.  At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.  The Shares to be offered under the Plan shall be authorized and unissued Common Stock, treasury shares, or issued Common Stock that shall have been reacquired by the Company.  Subject to adjustment in accordance with Section 18.4, not more than 7,500,000 Shares may be issued in the aggregate pursuant to the exercise of Incentive Stock Options.

3.ELIGIBILITY.

3.1General.  ISOs (as defined in Section 5 below) may be granted only to Employees (including Officers and Directors who are also Employees) of the Company or of a Subsidiary.  All other Awards may be granted to Employees, Officers, Directors, or Consultants of the Company or an Affiliate and to those who the Committee determines are reasonably expected to become Employees, Officers, Directors, or Consultants, of the Company or an Affiliate.

4.ADMINISTRATION.

4.1  Committee Authority.  This Plan will be administered by the Committee.  Any power, authority or discretion granted to the Committee may also be taken by the Board.  Subject to the general purposes, terms and conditions of this Plan, any charter adopted by the Board governing the actions of the Committee, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

(a)select persons to receive Awards;

(b)	determine the nature, extent, form and terms of Awards and the number of Shares or other consideration subject to Awards;
(c)	determine when Awards are to be granted under the Plan and the applicable Grant Date;
(d)	determine the vesting, exerciseability and payment of Awards;

(e)	correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(f)

determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Subsidiary of the Company;

(g)	prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(h)	make all factual determinations with respect to, and otherwise construe and interpret, this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(i)grant waivers of Plan or Award conditions;

(j)determine whether an Award has been earned;

(k)accelerate the vesting of any Award;

(l)	authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(m)	amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award;

(n)	interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(o)	make all other determinations necessary or advisable for the administration of this Plan.

The Committee’s interpretation of the Plan or any documents evidencing Awards granted pursuant thereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.  Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the

Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to Officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.

4.2  Committee Discretion.  Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and its Affiliates and on all persons having an interest in any Award under this Plan.  The Committee may delegate such of its powers and authority under the Plan as it deems appropriate to designated Officers of the Company with respect to Awards that do not involve Insiders.  In addition, the full Board may exercise any of the powers and authority of the Committee under the Plan.  In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as appropriate, to the delegate of the Committee or the Board.  Actions taken by the Committee and any delegation by the Committee to designated Officers shall comply with Section 16(b) of the Exchange Act and the regulations promulgated thereunder, or the  successor to such statutory provision or regulations, as in effect from time to time, to the extent applicable. Notwithstanding any other provision of the Plan, if the Committee deems it to be in the best interest of the Company, the Committee retains the discretion to make such Awards under the Plan that may not comply with the requirements of Section 16(b) of the Exchange Act or any other relevant statute or regulation.

4.3	Award Agreements; Clawbacks.

The grant of any Award shall be contingent upon the Participant executing the appropriate Award Agreement. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Participant on account of actions taken by the Participant in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof, or upon the Participant’s otherwise engaging in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Participant. Furthermore, the Company may annul an Award if the Participant is terminated for Cause.

All Awards and any amounts or benefits received or outstanding under the Plan shall be subject to clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance with any applicable Company clawback or similar  policy, which shall include, but not be limited to the Clarus Corporation Compensation Recovery Policy (“Clawback Policy”) or any Applicable Law related to such actions. In addition, a Participant may be required to repay to the Company previously paid compensation whether provided pursuant to the Plan or an Award Agreement in accordance with the Clawback Policy.  A Participant’s acceptance of an Award shall be deemed to constitute the Participant’s acknowledgement of and consent to the Company’s application, implementation and enforcement of any applicable Company clawback or similar policy that may apply to the Participant, whether adopted before or after the Effective Date or, with respect to an Award, the Grant Date of such Award, and any provision of Applicable Law relating to clawback, cancellation, recoupment, rescission payback, or reduction of compensation, and to the Participant’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or Applicable Law, without further consideration or action.

4.4Deferral Arrangement.  The Committee may permit or require the deferral of any Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish and in accordance with Section 409A of the Code, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Share units.

4.5No Liability.  No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award or Award Agreement.

5.  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

5.1Options.  The Committee may grant Options to eligible persons and will determine whether such Options will be intended to be “Incentive Stock Options” within the meaning of Section 422 of the Code or any successor section thereof (“ISOs”) or nonqualified stock options (Options not intended to qualify as incentive stock options) (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.2  Form of Option Grant.  Each Option granted under this Plan will be evidenced by an Award Agreement (“Stock Option Agreement”), which will expressly identify the Option as an ISO or NQSO, and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.  The Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred Compensation” with the meaning of Section 409A of the Code.

5.3  Exercise Period.  Options may be exercisable to the extent vested within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted.  The Committee also may provide for options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4  Exercise Price.  The Exercise Price of an option will be determined by the Committee when the option is granted and may be greater, less than, or equal to the Fair Market Value of the Shares on the Grant Date; provided that: (i) the Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the Grant Date; and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the Grant Date.  In addition, the Exercise Price may  be subject to a limit on the economic value that may be realized by a Participant from an Option or SAR.  Notwithstanding the foregoing, an ISO may be granted with an Exercise Price lower than one hundred percent (100%) of the Fair Market Value in connection with an assumption of or substitution for another Award as provided in Section 18.3 of the Plan to the extent permitted by the Code.

5.5  Delivery of Stock Option Agreement and Plan.  The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.6  Method of Exercise.  Options may be exercised by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved from time to time by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased. Payment for the Shares purchased may be made in accordance with Section 8 of this Plan.  The Option will be deemed exercised only when the Company receives (i) the properly signed and completed Exercise Agreement, (ii) full payment of the Exercise Price in accordance with Section 8 of the Plan and the applicable Award Agreement, and (iii) payment of applicable Tax-Related Items, as determined by the Committee.  The Company will issues (or cause to be issued) the Shares with respect to which the Option is exercised promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except pursuant to Section 18.4. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and the for sale under the Option, by the number of Shares as to which the Option is exercised.

5.7  Termination.  Unless otherwise expressly provided in an Award Agreement or otherwise determined by the Committee, exercise of an option will always be subject to the following:

a.

If the Participant is Terminated for any reason (including voluntary Termination) other than death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise of an ISO more than three (3) months after termination of employment causing such ISO to be deemed to be a NQSO), but in any event, no later than the expiration date of the Options.

b.

If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than for Cause or because of Participant’s Disability), then Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise of an ISO more than twelve (12) months after death or Disability causing such ISO to be deemed to be a NQSO), but in any event no later than the expiration date of the Options.

c.

Notwithstanding the provisions in paragraph 5.7(a) above, if a Participant is Terminated for Cause, neither the Participant, the Participant’s estate nor such other person who may then hold the Option shall be entitled to exercise any Option with respect to any Shares whatsoever, after Termination, whether or not after Termination the Participant may receive payment from the Company or an Affiliate for vacation pay, for services rendered prior to Termination, for services rendered for the day on which Termination occurs, for salary in lieu of notice, or for any other benefits. For the purpose of this paragraph, Termination shall be deemed to occur on the date when the Company dispatches notice or advice to the Participant that his or her service is Terminated.

Following the Termination Date, to the extent the Participant does not exercise the Option within the applicable post-Termination period set forth above (or, if earlier, the expiration of the maximum term of the Option, or, in the case of Termination for Cause, prior to the Termination Date), such unexercised portion of the Option will terminate, and the Participant will have no further right, title or interest in the terminated Option.

Except as otherwise provided in the Award Agreement, if a Participant’s Terminates for any reason other than for Cause and, at any time during the last thirty (30) days of the applicable post-Termination exercise period: (i) the exercise of the Participant’s Option would be prohibited solely because the issuance of Shares upon such exercise would violate Applicable Law, or (ii) the immediate sale of any Shares issued upon such exercise would violate the Company’s Share trading policies, then the applicable post-Termination exercise period will be extended to the last day of the calendar month that commences following the date the Option would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions; provided, however, that in no event may such Option be exercised after the expiration of its maximum term.

5.8  Limitations on ISO.  The aggregate Fair Market Value (determined as of the Grant Date) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or Subsidiary of the Company) will not exceed $100,000 or such other amount as may be required by the Code. If the Fair Market Value of Shares on the Grant Date with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted.

5.9  Modification, Extension or Renewal.  The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, including in connection with an Exchange Program; provided that, except as expressly provided for in the Plan or an Award Agreement, any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted and (ii) except as provided for in Section 18 of the Plan, Options issued hereunder will not be repriced, replaced or regranted through cancellation or by lowering the Exercise Price of a previously granted Option without prior approval of the Company’s stockholders to the extent required by Applicable Law. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.

5.10  Limitations on Exercise.  Options may be exercised only with respect to whole Shares.  The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an option, provided that such minimum number will not prevent Participant from exercising the option for the full number of Shares for which it is then exercisable.  The Committee may prohibit the exercise of any Option during a period of up to thirty (30) days prior to the consummation of any pending adjustment pursuant to Section 18.4 or Change-of-Control Event, or any other change affecting the Shares, or the Fair Market Value, for reasons of administrative convenience.

5.11  Lapsed Awards.  Notwithstanding anything in the Plan to the contrary, the Company may, in its sole discretion, allow the exercise of a lapsed Award if the Company determines that: (i) the lapse was solely the result of the Company’s inability to timely execute the exercise of an option award prior to its lapse, and (ii) the Participant made valid and reasonable efforts to exercise the Award.  In the event the Company makes such a determination, the Company shall allow the exercise to occur as promptly as possible following its receipt of exercise instructions subsequent to such determination.

5.12 Non-Exempt Employees.  If an Option is granted to an Employee who is a non-exempt employee for purposes of the U.S. Fair Labor Standards Act of 1938, as amended, the Option will not be first exercisable for any Shares until at least six months following the Grant Date of the Option (although the Option may vest prior to such date). Notwithstanding the foregoing, in accordance with the provisions of the U.S. Worker Economic Opportunity Act, any vested portion of such Option may be exercised earlier than six months following the Grant Date of such Option in the event of (i) such Participant’s death or Disability, (ii) a Change-of-Control Event in which such Option is not assumed, continued or substituted, or (iii) such Participant’s retirement (as such term may be defined in the Option Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

5.13Stock Appreciation Rights (SARs).  In addition to the grant of Options, as set forth above, the Committee may also grant SARs to any person eligible to be a Participant, which grant shall consist of a right that is the economic equivalent, and in all other regards is identical to an Option that is permitted to be granted under the Plan (and subject to the same terms as conditions under this Plan as Options), except that on the exercise of such SAR, the Participant shall receive shares of Common Stock having a Fair Market Value that is equal to the amount by which the Fair Market Value of the shares of Common Stock that would be subject to such an Option exceeds the amount that would be required to be paid by the Participant as the Exercise price of such Option, or cash equal to such amount, or a combination of both, at the discretion of the Committee.  A grant of a SAR shall be documented by means of an Award Agreement  containing the relevant terms and conditions of such grant.  For purposes of the limitation on the number of shares of Common Stock that may be subject to Options granted to any Participant during any one calendar year, and for purposes of the aggregate limitation on the number of shares of Common Stock that may be subject to Awards under the Plan, SARs shall be treated in the same manner as Options would be treated.

6. RESTRICTED STOCK.

6.1.Restricted Stock Awards.  The Committee may grant to any Participant an Award of Common Stock in such number of shares, and on such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of purchased or designated shares of Common Stock or other criteria, as the Committee shall establish.    The terms of any Restricted Stock Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

6.2Issuance of Restricted Shares.  As soon as practicable after the Grant Date of a Restricted Stock Award by the Committee, the Company shall cause to be transferred on the books of the Company, or its agent, Common Stock, registered on behalf of the Participant, evidencing the restricted Shares covered by the Award, but subject to forfeiture to the Company as of the Grant Date if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company.  All Common Stock covered by Awards under this Section 6 shall be subject to the restrictions, terms and conditions contained in the Plan and the Award Agreement entered into by the Participant.  Until the lapse or release of all restrictions applicable to an Award of restricted Shares, the share certificates representing such restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant.  Upon the lapse or release of all restrictions with respect to an Award as described in Section 6.5, one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 6.5, free of any restrictions set forth in the Plan and the Award Agreement shall be delivered to the Participant.  Except as otherwise provided in an Award Agreement, a Restricted Stock Award will be accepted by the Participant’s execution and delivery of the Award Agreement and full payment of the purchase price for the Shares to the Company (if any) within thirty (30) days from the date the Award Agreement is delivered to the Participant. If the Participant does not execute and deliver the Award Agreement along with full payment for the Shares (if applicable) to the Company within such thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.  The purchase price for Shares issued pursuant to a Restricted Stock Award, if any, will be determined by the Committee on the date the Restricted Stock Award is granted and, if permitted by Applicable Law, no cash consideration will be required in connection with the payment for the purchase price where the Committee determines that payment shall be in the form of services previously rendered.  Payment of the purchase price shall be made in accordance with Section 8 of the Plan and the applicable Award Agreement.

6.3Shareholder Rights.  Beginning on the Grant Date of the Restricted Stock Award and subject to execution of the Award Agreement as provided in Section 6.2, the Participant shall become a shareholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any Common Stock distributed as a dividend or otherwise with respect to any restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such restricted Shares and held or restricted as provided in Section 6.2.

6.4Restriction on Transferability.  None of the restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code, except to the extent that Section 16 of the Exchange Act limits a Participant’s right to make such transfers), pledged or sold prior to lapse of the restrictions applicable thereto.

6.5Delivery of Shares Upon Vesting.  Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 6.7, the restrictions applicable to the restricted Shares shall lapse.  As promptly as administratively feasible thereafter, the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

6.6Forfeiture of Restricted Shares.  Subject to Sections 6.7, all restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary as an Employee until the expiration of the forfeiture period for such restricted Shares and satisfies any and all other conditions set forth in the Award Agreement.  The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Stock Award.

6.7Waiver of Forfeiture Period.  Notwithstanding anything contained in this Section 6 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, Disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the restricted Shares) as the Committee shall deem appropriate.

6.8Dividends and Other Distributions.  Participants holding Restricted Stock Awards will be entitled to receive all dividends and other distributions paid with respect to Shares subject to such Awards, unless the Committee provides otherwise at the time the Award is granted. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Restricted Stock Awards with respect to which they were paid.

6.9Restricted Stock Unit Awards.  Without limiting the generality of the foregoing provisions of this Section 6, and subject to such terms, limitations and restrictions as the Committee may impose, Participants designated by the Committee may receive Awards of Restricted Stock Units representing the right to receive shares of Common Stock in the future subject to the achievement of one or more goals relating to the completion of service by the Participant and/or the achievement of performance or other objectives.    Restricted Stock Unit Awards shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award Agreements entered into by the appropriate Participants.  Until the lapse or release of all restrictions applicable to an Award of Restricted Stock Units, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a stockholder of the Company with respect to the shares of Common Stock covered by such Restricted Stock Unit Award.  Upon the lapse or release of all restrictions with respect to a Restricted Stock Unit Award or at a later date if distribution has been deferred, one or more share certificates, registered in the name of the Participant, for an appropriate number of shares, free of any restrictions set forth in the Plan and the related Award Agreement shall be delivered to the Participant.  The Committee may, in its sole discretion, settle any portion of any vested Restricted Stock Units in cash having a Fair Market Value equal to the Shares with respect to which the Restricted Stock Units are so settled.  A Participant’s Restricted Stock Unit Award shall not be contingent on any payment by or consideration from the Participant other than the rendering of services.  Notwithstanding anything contained in this Section 6.9 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, Disability or retirement of the Participant) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Stock Units) as the Committee shall deem appropriate.  The Committee may permit Participants holding Restricted Stock Units to receive dividend equivalent rights on outstanding Restricted Stock Units if and when dividends are paid to stockholders on Shares.  In the discretion of the Committee, such dividend equivalent rights may be paid in cash or Shares, and may be subject to the same vesting or performance requirements as the Restricted Stock Units. If the Committee permits dividend equivalent rights to be made on Restricted Stock Units, the terms and conditions for such dividend equivalent rights will be set forth in the applicable Award Agreement.

7. PERFORMANCE AND OTHER STOCK-BASED AWARDS.

7.1Performance Awards.

(a)Award Periods and Calculations of Potential Incentive Amounts. The Committee may grant Performance Awards to Participants.  A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period.  The Award Period shall be as determined by the Committee.  The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible Participants, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

(b)Performance Targets.  The performance targets may include such goals related to the performance of the Company or, where relevant, any one or more of its Subsidiaries or divisions and/or the performance of a Participant as may be established by the Committee in its discretion.  The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period.  The Committee, in its discretion, but only under extraordinary circumstances as determined by the Committee, may change any prior determination of performance targets for any Award Period at any time prior to the final determination of the Award when events or transactions occur to cause the performance targets to be an inappropriate measure of achievement.

(c)Earning Performance Awards.  The Committee, at or as soon as practicable after the Grant Date, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of the applicable performance targets.

(d)Payment of Earned Performance Awards.  Payments of earned Performance Awards shall be made in cash, Common Stock or Stock Units, or a combination of cash, Common Stock and Stock Units, in the discretion of the Committee.  The Committee, in its sole discretion, may define, and set forth in the applicable Award Agreement, such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

(e)Termination of Service.  In the event of a Participant’s Termination during an Award Period, the Participant’s Performance Awards shall be forfeited except as may otherwise be provided in the applicable Award Agreement.

7.2.Grant of Other Stock-Based Awards.  Other stock-based awards, consisting of stock purchase rights (with or without loans to Participants by the Company containing such terms as the Committee shall determine), Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan.  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards.  Any such Award shall be confirmed by an Award Agreement executed by the Committee and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

7.3.Terms of Other Stock-Based Awards.  In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to Section 7.2 shall be subject to the following:

(a)Any Common Stock subject to Awards made under Section 7.2 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

(b)If specified by the Committee in the Award Agreement, the recipient of an Award under Section 7.2 shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award; and

(c)The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of the Participant’s Termination prior to the exercise, realization or payment of such Award, whether such termination occurs because of retirement, Disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.

8. PAYMENT FOR SHARE PURCHASES.

8.1  Payment.  Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee or where expressly indicated in the Participant’s Award Agreement and where permitted by Applicable Law:

a.  by the tender to the Company of Shares that are clear of all liens, claims, encumbrances or security interests, which Shares shall be valued at their Fair Market Value on the date of exercise or surrender. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the right to make payment in the form of already-owned Shares may be authorized only at the time of grant;

b.  with respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Exercise Price may be made all or in part by delivery (on a form acceptable to the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of the Exercise Price;

c.	by cancellation of indebtedness of the Company owed to the Participant;

d.by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or an Affiliate;

e.  in any other form that is consistent with Applicable Laws, regulations and rules, including the Company’s withholding of Shares otherwise due to the exercising Participant; or

f.any combination of the foregoing.

At its discretion, the Committee may modify or suspend any method for the exercise of Options, including any of the methods specified in the previous sentence. Delivery of Shares for exercising an Option shall be made either through the physical delivery of Shares or through an appropriate certification or attestation of valid ownership.

9.TAXES

9.1  Responsibility for Taxes.   Regardless of any action taken by the Company or any Affiliate, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account, employment tax, stamp tax or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant, including any employer liability for which the Participant is liable (the “Tax-Related Items”) is the Participant’s responsibility and may exceed the amount, if any, withheld by the

Company or an Affiliate. If the Participant is subject to Tax-Related Items in more than one jurisdiction, the Company or an Affiliate may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

9.2  Withholding Methods.   Unless otherwise provided in the Participant’s Award Agreement, the Committee, or its delegate(s), as permitted by Applicable Law, in its sole discretion and pursuant to such procedures as it may specify from time to time and subject to limitations of Applicable Law, may require or permit a Participant to satisfy any applicable withholding obligations for Tax-Related Items, in whole or in part by (without limitation) (a) requiring the Participant to make a cash payment, (b) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company or any Affiliate; (c) withholding from the Shares otherwise issuable pursuant to an Award; (d) permitting the Participant to deliver to the Company or an Affiliate already-owned Shares or (e) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company or an Affiliate. The Committee has authority to adopt policies and procedures, in consultation with the Company’s tax accountants and legal advisors, to determine the Fair Market Value of the Shares solely for purposes of withholding and reporting Tax-Related Items related to Awards granted under the Plan.

9.3Withholding Tax Rates.  The Company or an Affiliate may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including up to the maximum applicable rate in the Participant’s jurisdiction. If the obligation for Tax-Related Items is satisfied by withholding a number of Shares, for tax purposes, a Participant is deemed to have been issued the full number of Shares, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items. In the event the Company or an Affiliate withholds less than it is obligated to withhold in connection with an Award, the Participant will indemnify and hold the Company and its Affiliates harmless from any liability for Tax-Related Items.

10.PRIVILEGES OF STOCK OWNERSHIP.  No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or, other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s purchase price or Exercise Price pursuant to Section 12.

11.TRANSFERABILITY.

11.1  Non-Transferability of Options.  No Award granted under the Plan shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and such option right shall be exercisable, during the Participant’s lifetime, only by the Participant.  Notwithstanding the foregoing, the Committee may set forth in an Award Agreement at the time of grant or thereafter, that the Award (other than Incentive Stock Options) may be transferred to members of the Participant’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships or limited liability companies in which such family members and/or trusts are the only partners or members, as the case may be.  For this purpose, immediate family means the Participant’s spouse, parents, children, stepchildren, grandchildren and legal dependents. Any transfer of an Award made under this provision will not be effective until notice of such transfer is delivered to the Company.

11.2  Rights of Transferee.  Notwithstanding anything to the contrary herein, if an Award has been transferred in accordance with Section 11.1 above, the Award shall be exercisable solely by the transferee.  The Award shall remain subject to the provisions of the Plan, including that it will be exercisable only to the extent that the Participant or Participant’s estate would have been entitled to exercise it if the Participant had not transferred the Award.  In the event of the death of the Participant prior to the expiration of the right to exercise the transferred Award, the period during which the Award shall be exercisable will terminate on the date 12 months following the date of the Participant’s death.  In the case of an Option, in no event will the Option be exercisable after the expiration of the exercise period set forth in the Award Agreement.  The Award shall be subject to such other rules relating to transferees as the Committee shall determine.

12.RESTRICTIONS ON SHARES.  At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Unvested Shares held by a Participant following such Participant’s Termination at any time within three (3) months after the later of Participant’s Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Exercise Price or purchase price, as the case may be.

13.CERTIFICATES.  All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions, consistent with the terms of the Awards, as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

14.ESCROW; PLEDGE OF SHARES.  To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.  Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral.  In connection with any pledge of the Shares, Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. In the discretion of the Committee, the pledge agreement may provide that the Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

15.EXCHANGE AND BUYOUT OF AWARDS.  The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants (unless such consent is not otherwise required pursuant to the Plan or under the terms of an Award Agreement), to conduct an Exchange Program in compliance with applicable law.  In addition, the Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

16.SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.  An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. However, in the event that an Award is not effective as discussed in the preceding sentence, the Company will use reasonable efforts to modify, revise or renew such Award in a manner so as to make the Award effective. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.  The Company will not be obligated, and will have no liability for failure, to issue or deliver any

Shares under the Plan unless such issuance or delivery would comply with Applicable Laws, with such compliance determined by the Company.  The Committee may require, as a condition to the issuance of Shares pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that any related certificates representing  such shares bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.  The Company may, in its sole discretion, defer the effectiveness of any exercise or settlement of an Award granted hereunder in order to allow the issuance of Shares pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under U.S. federal, state, local or non-U.S. securities laws. The Company will inform the Participant in writing of its decision to defer the effectiveness of the exercise or settlement of an Award granted hereunder. During the period that the effectiveness of the exercise of an Award has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

17.NO OBLIGATION TO EMPLOY.  Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Affiliate of the Company or limit in any way the right of the Company or any Affiliate of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

18.CORPORATE TRANSACTIONS.

(a)

18.1  Treatment of Awards.   In the event that the Company is subject to a Change-of-Control Event, outstanding Awards acquired under the Plan shall be subject to the agreement evidencing the Change-of-Control Event, which need not treat all outstanding Awards in an identical manner. Such agreement, without the Participant’s consent, may provide for one or more of the following with respect to all outstanding Awards as of the effective date of such Change-of-Control Event:

(i)	The continuation of an outstanding Award by the Company (if the Company is the successor entity).
(ii)

The assumption of an outstanding Award by the successor or acquiring entity (if any) of such Change-of-Control Event (or by its parents, if any), which assumption, will be binding on all selected Participants; provided that the Exercise Price and the number and nature of shares issuable upon exercise of any Option, or any Award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code and/or Section 409A of the Code, as applicable.

(iii)

The substitution by the successor or acquiring entity in such Change-of-Control Event (or by its parents, if any) of equivalent awards with substantially the same terms for such outstanding Awards (except that the Exercise Price and the number and nature of shares issuable upon exercise of any Option, or any Award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code and/or Section 409A of the Code, as applicable).

(iv)

The full or partial acceleration of exercisability or vesting and accelerated expiration of an outstanding Award and lapse of the Company’s right to repurchase or re-acquire Shares acquired under an Award or lapse of forfeiture rights with respect to Shares acquired under an Award.

(v)

The settlement of such outstanding Award (whether or not then vested or exercisable) in cash, cash equivalents, or securities of the successor entity (or its parent, if any) with a Fair Market Value equal to the required amount provided in the definitive agreement evidencing the Change-of-Control Event, followed by the cancellation of such Awards; provided however, that such Award may be cancelled without consideration if such Award has no value, as determined by the Committee in its sole discretion. Subject to compliance with Section 409A of the Code, such payment may be made in installments and may be deferred until the date or dates the Awards would have become exercisable or vested. Such payment may be subject to vesting based on the Participant’s continued service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which the Award would have become vested or exercisable. For purposes of this paragraph, the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(vi)	The cancellation of outstanding Awards in exchange for no consideration.

The Board shall have full power and authority to assign the Company’s right to repurchase or re-acquire or forfeiture rights to such successor or acquiring corporation. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Change-of-Control Event, the Committee will notify the Award in writing or electronically that such Award will be exercisable (to the extent vested and exercisable pursuant to its terms) for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period.

18.2  Other Treatment of Awards.  Subject to any rights and limitations set forth in Section 18.1, if a Change-of-Control Event occurs or has occurred, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets constituting the Change-of-Control Event.

18.3  Assumption of Awards by the Company.  The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (a) granting an Award under this Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan.  Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant.  If the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such Option will be adjusted appropriately pursuant to Section 424(a) of the Code).  If the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

18.4  Adjustment of Shares.  In the event that the number of outstanding shares is changed by a stock dividend, extraordinary dividend or distribution (whether in cash, shaers or other property, other than regular cash dividend), recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, spin-off or similar change in the capital structure of the Company or amn similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto) without consideration, then (a) the number of Shares and/or type of security reserved for issuance under this Plan (including the limitation on Incentive Stock Options set forth in Section 2.1), (b) the Exercise Prices of and number of Shares and/or type of security subject to outstanding Options, and (c) the number of Shares and/or type of security subject to other outstanding Awards will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with Applicable Laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

19.ADOPTION AND STOCKHOLDER APPROVAL.  The Plan will come into existence on the Effective Date.  In addition, no Option may be exercised, and no other type of Award may be granted, unless and until the Plan has been approved by the stockholders of the Company, which approval will be within twelve (12) months after the Adoption Date.

20.TERM OF PLAN.  Unless earlier terminated as provided herein, this Plan will terminate on the tenth (10th) anniversary of the Effective Date. No Award will be granted pursuant to the Plan after such date.  The expiration of the Plan, however, shall not affect the rights of Participants under Awards theretofore granted to them, and all unexpired Awards shall continue in force and operation after termination of the Plan, except as they may lapse or be terminated by their own terms and conditions.  The Board may suspend or terminate the Plan at any earlier date at any time.

21.AMENDMENT OR TERMINATION OF PLAN.  The Board may at any time terminate or amend this Plan in any respect, including without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that Applicable Law or regulation requires such stockholder approval. Notwithstanding the foregoing, if an Award has been transferred in accordance with the terms of this Plan, written consent of the transferee (and not the Participant) shall be necessary to substantially alter or impair any option or Award previously granted under the Plan.  No amendment, suspension or termination of the Plan or any Award may materially impair a Participant’s rights under any outstanding Award, except with the written consent of the affected Participant or as otherwise expressly permitted in the Plan. Subject to the limitations of Applicable Law, if any, the Committee may amend the terms of any one or more Awards without the affected Participant’s consent (a) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (b) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option; (c) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (d) to facilitate compliance with other Applicable Laws.

22.EFFECT OF 409A of the Code.

22.1Section 409A Compliance.  No Award (or modification thereof) intended to comply with Section 409A of the Code shall provide for deferral of compensation that does not comply with Section 409A of the Code.  Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code.  For purposes of this Plan, and solely to the extent necessary or advisable to comply with any applicable requirements of Section 409A of the Code and the regulations thereunder, references to termination of a Participant’s employment or service shall be deemed to mean a “separation from service” as that term is defined under Treasury Reg. Section 1.409A-1(h).  Notwithstanding any other provisions of this Plan to the contrary, and solely to the extent necessary for compliance with Section 409A of the Code (and only to the extent not otherwise eligible for exclusion from the requirements of Section 409A of the Code), if the Participant becomes entitled to a payment of any benefit or settlement of any Award under this Plan in connection with the Participant’s termination of service (other than due to death) and the Participant is deemed to be a “Specified Employee” (as defined under Section 409A of the Code) as of the date of such termination of service, no payment, settlement or other distribution required to be made to the Participant hereunder (including any payment of cash, any transfer of property and any provision of taxable benefits) shall be made earlier than the date that is six (6) months and one day following the date of the Participant’s termination of employment with the Company.  Unless otherwise expressly provided in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code.  To the extent that any amount constituting deferred compensation under Section 409A of the Code would become payable under this Plan by reason of a Change-of-Control Event or similar transaction, such amount shall become payable only if the event constituting a Change-in Control Event or similar transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Code Section 409A.  Each payment payable under an Award Agreement is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2). In no event will any Participant have a right to payment or reimbursement or otherwise from the Company or its Affiliates, or their successors or assigns, for any taxes imposed or other costs incurred as a result of Section 409A of the Code.

23.  GENERAL.

23.1  Additional Provisions of an Award.  Awards under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Stock upon the exercise of options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Stork acquired under any Award, provisions giving the Company the right to repurchase shares of Stock acquired under any Award in the event the Participant elects to dispose of such shares, provisions which restrict a Participant’s ability to sell Shares for a period of time under certain circumstances, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award Agreement. Notwithstanding any provision herein to the contrary, in no event will a dividend, dividend equivalent or other distribution be paid with respect to an Award prior to the date on which such Award becomes vested.

23.2.  Claim to Awards and Employment Rights.  Unless otherwise expressly agreed in writing by the Company, no employee or other person shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company, a Subsidiary or an Affiliate.

23.3.  Payments to Persons Other Than Participants.  If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or is otherwise legally incompetent or incapacitated or has died, then any payment due to such person or such person’s estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to such person’s spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee, in its absolute discretion, to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

23.4.  No Liability of Committee Members.  No member of the Committee and the Board shall be personally liable by reason of any contract or other instrument executed by such Committee member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

23.5.  Governing Law.  The Plan and all agreements hereunder shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of law thereof.

23.6.  Funding.  No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as general unsecured creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

23.7.  Reliance on Reports.  Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing or refusing to act, and shall not be liable for having so relied, acted or failed or refused to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than himself.

23.8.  Relationship to Other Benefits.  No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Affiliate except as otherwise specifically provided in such other plan.

23.9.  Expenses.  The expenses of administering the Plan shall be borne by the Company and its Affiliates.

23.10.  Pronouns.  Masculine pronouns and other words of masculine gender shall refer to both men and women.

23.11.  Titles and Headings.  The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

23.12.  Termination of Employment.  For all purposes herein, a person who transfers from employment or service with the Company to employment or service with an Affiliate or vice versa shall not be deemed to have terminated employment or service with the Company or Affiliate.

23.13 Nonexclusivity of the Plan.  Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

23.14  Employees Based Outside of the United States.  Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company, its Affiliates, and its Subsidiaries operate or have employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which employees employed outside the United States are eligible to participate in the Plan, (ii) modify the terms and conditions of Awards granted to employees who are employed outside the United States, and (iii) establish subplans (through the addition of schedules to the Plan or otherwise), modify Option exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable.  Notwithstanding the foregoing, no sub-plan or modification may increase the share limitations set forth in Section 2.1 and the Committee may not take any action hereunder, and no Award may be granted, that would violate any Applicable Law in the United States.

23.15 Disqualifying Dispositions.  Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) or all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

24.  DEFINITIONS.  As used in this Plan, the following terms will have the following meanings:

“Affiliate” means company or other trade or business that “controls,” is “controlled by” or is “under common control” with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary.

“Applicable Law” means any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any governmental or regulatory body or self-regulatory organization (including New York Stock Exchange, Nasdaq Stock Market and the Financial Industry Regulatory Authority).

“Award” means any award under this Plan, including any Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Award or Other Stock-Based Award.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Cause” means the Company, a Subsidiary or Affiliate having cause to terminate a Participant’s employment or service under any existing employment, consulting or any other agreement between the Participant and the Company or a Subsidiary or Affiliate or, in the absence of such an employment, consulting or other agreement, upon (i) the determination by the Committee that the Participant has ceased to perform his duties to the Company, a Subsidiary or Affiliate (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, (ii) the Committee’s determination that the Participant has engaged or is about to engage in conduct materially injurious to the company, a Subsidiary or Affiliate or (iii) the Participant having been convicted of a felony or a misdemeanor carrying a jail sentence of six months or more.

“Change-of-Control Event” means the occurrence of any one or more of the following events: (i) there shall have been a change in a majority of the Board of Directors of the Company within a two (2) year period, unless the appointment of a director or the nomination for election by the Company’s stockholders of each new director was approved by the vote of a majority of the directors then still in office who were in office at the beginning of such two (2) year period, or (ii) the Company shall have been sold by either (A) a sale of all or substantially all its assets, or (B) a merger or consolidation, other than any merger or consolidation pursuant to which the Company acquires another entity, or (C) a tender offer, whether solicited or unsolicited.

“Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

“Committee” means the Compensation Committee, the Stock Option Committee or such other committee appointed by the Board consisting solely of two or more Outside Directors or the Board.

“Common Stock” means the outstanding common stock, par value $0.0001 per share, of the Company, or any other class of securities into which substantially all the Common Stock is converted or for which substantially all the Common Stock is exchanged.

“Company” means the Clarus Corporation, a Delaware corporation, or any successor corporation.

“Consultant” means any individual or entity that performs bona fide services for the Company or an Affiliate, other than as an Employee or Director, and who may be offered securities registerable pursuant to registration statement on Form S-8 under the Securities Act.

“Director” means a member of the Board.

“Disability” or “Disabled” means a disability, whether temporary or permanent, partial or total, as determined in good faith by the Committee; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 5.7(b) hereof, the term “Disability” shall have the meaning ascribed to it under Section 22(e)(3) of the Code.

“Effective Date” means the date this Plan is approved by the Board.

“Employee” means any person employed by the Company, or any Affiliate, with the status of employment determined pursuant to such factors as are deemed appropriate by the Committee in its sole discretion, subject to any requirements of Applicable Law, including the Code. Service as a Director or payment by the Company or an Affiliate of a Director’s fee shall not be sufficient to constitute “employment” of such Director by the Company or any Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Program” means a program pursuant to which (a) outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof) or (b) the Exercise Price for an Option or SAR is increased or reduced.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

a.

if such Common Stock is publicly traded and is then listed on a national securities exchange (i.e. The New York Stock Exchange), its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading, and if there were no trades on such date, on the day on which a trade occurred next preceding such date;

b.

if such Common Stock is publicly traded and is then quoted on the NASDAQ National Market, its closing price on the NASDAQ National Market on the date of determination as reported in The Wall Street Journal, and if there were no trades on such date, on the day on which a trade occurred next preceding such date;

c.

if such Common Stock is publicly traded but is not quoted on the NASDAQ National market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or, if not reported in The Wall Street Journal, as reported by any reputable publisher or quotation service, as determined by the Committee in good faith, and if there were no trades on such date, on the day on which a trade occurred next preceding such date;

d.

if none of the foregoing is applicable, by the Committee in good faith based upon factors available at the time of the determination, including, but not limited to, capital raising activities of the Company.

“Grant Date” means the latest to occur of (i) the date as of which the Committee approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 3 or (iii) such other date as may be specified by the Committee in the Award Agreement. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the Award contain terms (e.g., Exercise Price, purchase price, vesting schedule or number of Shares) that are inconsistent with those in the Award Agreement or related Award documents as a result of a clerical error in the preparation of the Award Agreement or related Award documentation, the corporate records will control, and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related Award documentation.

“Incentive Stock Option” or “ISO” has the meaning set forth in Section 5.

“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Non-Employee Director” means a Director who is not an Employee of the Company or any Affiliate, and who satisfies the requirements of a “non-employee director” within the meaning of Section 16 of the Exchange Act.

“NQSOs” has the meaning set forth in Section 5.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

“Option” means an Award of an option to purchase Shares pursuant to Section 5.

“Other Stock-Based Award” means an Award pursuant to Section 7.2.

“Outside Director” means a person who is  a “nonemployee director” within the meaning of Rule 16b-3 under the Exchange Act.

“Participant” means a person who receives an Award under this Plan.

“Performance Award” means an Award of Shares, or cash in lieu of Shares, pursuant to Section 7.

“Restricted Stock Award” means an award of Shares pursuant to Section 6.

“Restricted Stock Unit Award” means an Award pursuant to Section 6.9.

“SAR” or “Stock Appreciation Right” means an Award pursuant to Section 5.13

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Section 18, and any successor security.

“Stock Unit” means an Award giving the right to receive Shares granted under either Section 6.9 or Section 7 of the Plan.

“Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Code Section 424(f).

“Ten Percent Stockholder” has the meaning set forth in Section 5.3.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an Employee, Officer, Director, Consultant or advisor to the Company or Affiliate of the Company. An Employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee, provided, that such leave is for a period of not more than 90 days, unless re-employment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to Employees in writing. In the case of any Employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or an Affiliate as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Stock Option Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means “Unvested Shares” as defined in the Award Agreement.